SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2013

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 18, 2013, Vectren Corporation (the Company) announced ProLiance Holdings, LLC (ProLiance) disposed of certain of the net assets, along with the long term pipeline and storage commitments, of its wholesale natural gas marketing subsidiary, ProLiance Energy, LLC to a subsidiary of Energy Transfer Partners. ProLiance is jointly owned by the Company (61 percent ownership) and Citizens Energy Group (39 percent ownership). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby attaching cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99.2.

Item 9.01  Exhibits

(d) Exhibits
 The exhibits listed below are filed herewith.

Exhibit Number	Description
99.1	Vectren Corporation announces disposition by ProLiance Holdings, LLC of wholesale gas marketing assets
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
June 19, 2013

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller & Assistant Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 8.01:

Exhibit Number	Description
99.1	Vectren Corporation announces disposition by ProLiance Holdings, LLC of wholesale gas marketing assets
99.2	Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995